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                                                                    EXHIBIT 99.2


                           TEXAS GENCO HOLDINGS, INC.

                            LEADER, MARIANNE PAULSEN

                                   ID# 9660771

                                    04/24/03

                            1ST QUARTER 2003 EARNINGS

                              CONFERENCE CALL Q & A



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TEXAS GENCO HOLDINGS, INC.
ID# 9660771                                                               PAGE 2


Marianne:                           Okay. Well, thank you, David. And Charlene,
                                    I think we're ready to take some questions, so if you'd please instruct the callers.

Operator:                           At this time, I would like to remind
                                    everyone if you would like to ask a question press star then the number one on your telephone keypad. We'll pause for just a moment to compile the Q&A roster. Your first question comes from Kit Konolige of Morgan
                                    Stanley.

Kit Konolige:                       Good morning. I was wondering if you could
                                    give us a little more sense of any
                                    indications along the way in the inspection of unit one that would in which you would be able to learn and give to us a sense of what the issues are and whether the return to service date could change.

David Tees:                         Yes. As part of our normal inspection - and
                                    this unit was down for a normal refueling outage, we inspected the reactor vessel and looking at the bottom of the vessel we found some residue that wasn't there 18 months ago when we did the inspection and it was on a couple of pipes that go up into the reactor vessel. There was no indication of a leak.
                                    All we did was find a residue, but when we tested this residue we found mineral contents, which pointed out that it was the residue from reactor cooling water. And since there was no evidence of where the leak occurred but that this residue was there we said we've got to shut - we did not start up the unit, but we've got to do an inspection.

                                    So where we are at this time is preparing to do the inspection to find out where the leak is and also at the same time in parallel with that we've contacted a lot of experts in some companies that do repairs on these type of penetrations. And we're having them put together a plan on doing the repair depending on where it might have occurred.

                                    And there a lot of unknowns because I want you to realize we have not identified exactly where the leak is yet, if there is a leak. And we haven't thus picked the exact repair option. So we have a lot of scenarios, but instead of just sitting around and waiting until we identify where the leak is we're trying to evaluate and do a lot of scenario planning and saying, okay, if it's in this area, we'll fix it and it'll take this long. If it's in this area, we'll fix it this way and it'll take that long. So there is a lot of uncertainty in our planning right at this time.


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TEXAS GENCO HOLDINGS, INC.
ID# 9660771                                                               PAGE 3


                                    But I think probably the approval we have to get through the Nuclear Regulatory Commission we have to get whatever problem we find, whatever solution we come up with we have to go to the NRC and get their concurrence on this repair being proper corrective action. So I believe that is one of the big unknowns at this time is the length of time it takes to do that.

Kit Konolige:                       And do you have a working sense of when you
                                    would expect to have a diagnosis?

David Tees:                         No, not at this time.

Kit Konolige:                       So is it fair to say that when you talk
                                    about returning in late summer that's kind of the midpoint of a necessarily pretty wide range?

David Tees:                         No, that's just based on our scenario
                                    planning at this time

Kit Konolige:                       Okay. And final question, we understand
                                    there's a call today with the NRC.

David Tees:                         If there is it's from the Nuclear Operating
                                    Company that acts as our agents at the site to run the facility. They're in constant contact with the NRC evaluating all of the work that we have going on for the inspection at this time.

Kit Konolige:                       Okay. Thank you.

Operator:                           Your next question comes from Michael
                                    Goldenberg of Luminus.

Michael Goldenberg:                 Hey. Good morning, guys.

David Tees:                         Morning.

Michael Goldenberg:                 Hey, just wanted first of all two quick
                                    follow-up questions on Texas Genco, I mean, on the STP nuclear plan. One is, I mean, is it possible at all to break out those four months into any sort of timeline however fuzzy it may be in terms of kind of diagnosis will take X weeks and then this may take X weeks. Is that at all possible to do that?


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TEXAS GENCO HOLDINGS, INC.
ID# 9660771                                                               PAGE 4


David Tees:                         There's a bunch of different scenario plans
                                    we've made and I don't think it's really possible to break down every one of those plans into its components of inspection and application for approval and then the repair process and testing and restart. I just can't do that at this time.

Michael Goldenberg:                 And any - I mean, following up on Kit's
                                    question, any sort of earliest time when we may have a better idea of what exactly is wrong with the unit?

David Tees:                         We will be putting out information as soon
                                    as we find out and start on a plan, a
                                    corrective action plan, we'll release that information.

Michael Goldenberg:                 But, David, you can't give us any sense in
                                    terms of weeks?

David Tees:                         Not at this time.

Michael Goldenberg:                 Okay. And just two questions on the
                                    auctions. You have 750-megawatts of base load in reserve. Given that, let's say that unit one will be out for the summer or for most of the summer, does that reduce the amount of megawatts you're going to keep in the backlog and you're going to take part of that 750 and sell that or are you going to sell less and keep the backlog at 750?

David Tees:                         Well, the 1250 reserve we keep - we do not
                                    sell that on firm. We may sell it on an
                                    interruptible basis or we may use it to
                                    serve some of our gas entitlements in order to get some margin upside. Remember we also
                                    - we won't be short on capacity because we have about 1000 megawatts that we'll have in a mothball status this summer. And if we have another outage we can bring it back within say 72 hours.

Michael Goldenberg:                 But my question is more towards the fact
                                    that - does that mean since the new - does that mean for the next four months you'll be selling less base load capacity.

David McClanahan:                   Michael, we've already sold all the base
                                    load capacity we had intended to sell. We're going to use some base load capacity that we did not sell and that we reserved for just this type of outage to serve the needs of, you know, that we have. So we're not going to sell anymore, but we had this 750 that we hadn't sold that we're going to use to meet our obligations.


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TEXAS GENCO HOLDINGS, INC.
ID# 9660771                                                               PAGE 5


Michael Goldenberg                  Okay. But as far as the auction, that's
                                    going to be - you said there will be two important auctions that will be taking place in the next six weeks.

David McClanahan:                   Those auctions are for the last four months
                                    of the year.

Michael Goldenberg:                 Okay.

David McClanahan:                   And that will be held this summer. And the
                                    auction that we're going to hold in May are for capacity we're going to sell in 2004 and 2005, but it's not going to be all our capacity; it's going to be just a small portion of our capacity we're going to sell forward.

Michael Goldenberg:                 Okay. Will any of the new capacity be
                                    figuring in to that 2004 auction? I guess what I'm trying to ask is given that the unit is out maybe only for the next four months are you going to be selling any of that capacity today or you just going to wait until the unit is back up?

David McClanahan:                   You know, we hadn't made that decision
                                    whether we're going to sell any nuclear
                                    capacity or we just sell coal and lignite and gas for next year and 2005. We really need to gain a little bit more insight into unit one. But our expectation is it will be back and that we will be selling a part of our nuclear capacity.

Michael Goldenberg:                 Okay. Thank you very much. Good luck.

David McClanahan:                   Thank you.

Operator:                           Your next question comes from Nikola
                                    Durovcevic from Seneca Capital.

Nikola Durovcevic:                  Hi, guys. Is it fair to say that the outage
                                    of unit two in the first quarter of this year is a one time kind of like event? And if so, should we treat that $33 million charge as a result of the outage as a non-recurring item.

David McClanahan:                   Well, that's -

David McClanahan:                   Go ahead, David.


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TEXAS GENCO HOLDINGS, INC.
ID# 9660771                                                               PAGE 6


David Tees:                         The extended outage on the unit two occurred
                                    because of some very strange turbine
                                    vibration problems and we did an extensive amount of repair and this should not occur at all in the future on that unit. We feel like we have a permanent repair.

Nikola Durovcevic:                  So hence you could use that charge of $33
                                    million as a non-recurring item for like let's say if we were going - you know, apples to apples for next year assuming same exact assumptions you would have an additional $33 million of EBIT.

David McClanahan:                   Well, I think you have to make that
                                    assessment. Certainly we don't expect unit two to go down for the same reason. Base load, any type of generation you run you have forced outages. You know, we've running these plants for 100 years and you always have unplanned outages, but we don't expect unit two to be down again. We're certainly hoping it's not going to be down.

Nikola Durovcevic:                  Right. But going back over the last, you
                                    know, since 1988 since these plants were built, 1988, 89, have you had these type of charges in the amount of like 30 million or so as a recurring type of a charge or this is kind of like sporadic or is it the first time actually it's happening?

David McClanahan:                   Well, if you look back at the South Texas
                                    project, it came off an extensive outage in 1993 and it has run excellent since that point in time. So it has a great track record the last ten years. So this is an infrequent and fairly unusual occurrence.
                                    But having said that when you operate big complex machines like that you have forced outages and you repair them and then you put them back in service. So it's not unusual.

Nikola Durovcevic:                  How often does the refuel - is refueling
                                    performed at both units? And, you know, a follow-up to that is when was actual unit one scheduled to go into service if there was no actual - if there was no problem found, the leakage?

David McClanahan:                   First, typical refueling outages are every
                                    18 months.

Nikola Durovcevic:                  Okay.

David McClanahan:                   And they're, you know, they're synchronized
                                    so you don't have both units down at once.
                                    Secondly is that unit one was due to


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TEXAS GENCO HOLDINGS, INC.
ID# 9660771                                                               PAGE 7


                                    come back from this refueling outage I think late April, early May. It was going very well. We were - so the outage was going according to plan until this issue came up.

Nikola Durovcevic:                  Thank you.

Operator:                           Your next question comes from Jonathan
                                    Rojewski of Goldman Sachs.

Jonathan Rojewski:                  Good morning, everyone.

David McClanahan:                   Good morning.

Jonathan Rojewski:                  Many of us are pretty familiar with this
                                    outage related to sort of the boron/boric acid deposits from the Davis Bessie plant. I know that this is a different type of reactor. I'm wondering, David, if you could sort of explain to us without getting too complicated how this scenario may be different or is different than Davis Bessie plant and whether or not any types of repairs would be more or less complicated due to the set up of the vessel head.

David Tees:                         I can give you my knowledge, which is not
                                    100% of what they found at Davis Bessie, but I do know that the leak that they had there was in a flange on a pipe that enters the top of the reactor vessel. And this leak of reactor cooling water then formed boric acid and caused some corrosion in the top of the vessel head itself. When you have this type of corrosion problem you have to have the presence of the boric acid. You have to have the steel and you have to have oxygen.

                                    The leak that we found or the residue that we found, we haven't really found a leak yet, was on the bottom of the vessel itself. And it was just a minute amount of material. And so if it came from the inside of the unit it wouldn't have been in presence of oxygen, so we wouldn't anticipate the same of type of damages that was found at Davis Bessie.

Jonathan Rojewski:                  If you - if I'm thinking about how it - how
                                    those are physically set up it seems a
                                    little bit more difficult to come up with where that - how that deposit would have occurred on the outside of the reactor. Any sort of initial thoughts from your team of experts in how and where that might have come from?


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TEXAS GENCO HOLDINGS, INC.
ID# 9660771                                                               PAGE 8


David Tees:                         Well, there's a bunch of different scenarios
                                    on where it could have come from and until we get through with all of our inspections, I don't think I'd like to speculate.

Jonathan Rojewski:                  Okay. That's fine. And then just a point of
                                    clarification. You ran through some of the generating costs in your prepared remarks. I was wondering if you could review those again relative to, I think, you said $16 to 17 per megawatt hour generating cost for the base load that you have in reserve and then you named a couple of others.

David Tees:                         I can give you some sample numbers from our
                                    PUC auction. These numbers are posted with the Texas...

David McClanahan:                   David, I think Jonathan was referring to the
                                    cost to generate power out of our base load we have in reserve versus the nuclear and the gas fired capacity.

Jonathan Rojewski:                  That's right.

David Tees:                         Oh, okay. Excuse me. The - at the present
                                    time based on the heat rate of our units and the price we're paying for gas our generation is running around $55 a megawatt hour for natural gas. And the nuclear plant runs between $4 and 5 a megawatt hour for its generation cost and our coal and lignite plants around $15 to 17 a megawatt hour.

Jonathan Rojewski:                  Okay. Exactly. Alright. Great.

Operator:                           Your next question comes from Philip
                                    Brenneman of Monarch Capital.

Philip Brenneman:                   Hi, folks. Good morning.

David McClanahan:                   Morning.

Philip Brenneman:                   Couple of questions for you. Can you give us
                                    an update on balance sheet notes payable affiliated companies net both current and long-term liabilities? Has there been any change there since the last quarter?


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TEXAS GENCO HOLDINGS, INC.
ID# 9660771                                                               PAGE 9


Gary Whitlock:                      As you know, this company in terms of
                                    leverage has no leverage other than the
                                    inter-company debt. That amount during the first quarter tends to increase. As we indicated last - I think in our call, was approximately 150 million. It's a bit more than that right now, but there are payments that would come in, but I'd say on - you know, the balance effectively is around - will be around 150 to 200 million.

Philip Brenneman:                   Over what? The next few quarters?

Gary Whitlock:                      Right.

Philip Brenneman:                   Okay.

Gary Whitlock:                      As you know, Philip, maybe this is a good
                                    time to answer the question that may be
                                    asked around as we described in our January call our plan is we are contemplating putting a financing in Texas Genco that would do two things. One, repay the inter-company loan or the debt due to the parent company and second really provide independent liquidity for Texas Genco. We're still contemplating that.

Philip Brenneman:                   Okay. You've kind of anticipated my next
                                    question. Has the increase in cash flow
                                    changed your perspective on where that might be? You had indicated previously you thought it might be 150 to 200. Is that your target still?

Gary Whitlock:                      I think it is, Philip, still at that level.

Philip Brenneman:                   Okay. All right, and can you give me cash on
                                    hand?

Gary Whitlock:                      Just a moment. I'll get it for you. Really
                                    in terms of cash on hand, you know, this is really - they are not an investor in the money pool at the moment so, you know, then again the first quarter is not a strong quarter for the company.

Operator:                           Your next question comes from Paul Patterson
                                    of Glen Rock Associates.

Paul Patterson:                     Good morning. I wanted to ask you guys how
                                    much do you guys actually have invested in STP unit one?

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TEXAS GENCO HOLDINGS, INC.
ID# 9660771                                                              PAGE 10


David McClanahan:                   Let us get our book value. STP unit one
                                    investment book value. We'll get that for you, Paul, and give it before we get off the line here.

Paul Patterson:                     And then to follow-up on the previous
                                    question about the opportunity costs. It sounds like, I guess, internally you'll be replacing this outage with your lignite and I guess to some degree your gas fired generation. Is that correct?

David McClanahan:                   Yes.

David Tees:                         Yes.

Paul Patterson:                     But you'll be missing the opportunity of
                                    producing power at $5 a megawatt hour. But it isn't changing your guidance because, essentially because you were pretty conservative with respect to what your expectations were for the capacity auctions.
                                    Is that correct?

Gary Whitlock                       I think that's fair.

Operator:                           Your next question comes from Marc Lawrence
                                    of Tyndall Management.

Marc Lawrence:                      Hi. I was wondering if you could give us an
                                    idea of the seasonality of the business, you know, based on your guidance for EBITDA or whatever, just a crude break down quarter by quarter, 10, 20, 30, whatever.

David McClanahan:                   Let us get that.

Gary Whitlock:                      Let us get it for you.

David McClanahan:                   We have it here.

Gary Whitlock:                      Probably about 60% in the third quarter. Let
                                    us be a little more accurate than that, but obviously the third quarter is the largest quarter.

David McClanahan:                   We'll get those percentages so you can have
                                    a better feel for that. Obviously the first quarter is, as Gary said, is our seasonally
                                    - one of our lowest. Third quarter's our highest.


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TEXAS GENCO HOLDINGS, INC.
ID# 9660771                                                              PAGE 11


Gary Whitlock:                      Marc.

Marc Lawrence:                      Yeah.

Gary Whitlock:                      Did you have another question as well?

Marc Lawrence:                      Yeah, I do. Are you going to get back to me
                                    later or -

Gary Whitlock:                      Why don't we take the next one?

Marc Lawrence:                      Okay. Sure. I mean, my next question was
                                    just how you look at the decision for how much power to sell for '04 and '05, essentially your view on hedging the high gas prices. What's the company's logic and does that have any - Is that influenced in any way by change of control that's likely?

David McClanahan:                   Well, that's a good question. It's one that
                                    we've thought a lot about during this high price period we're in. We believe that there is a - it's prudent to sell forward at this time. We don't think you sell forward all your power, but I think you use a percentage of your power. There is no kind of scientific way to do that. I think it's all the judgment of management and that's a process we're going through now and we'll make that decision before May when we have that auction.

Marc Lawrence:                      So what are the ranges you're considering
                                    for May?

David McClanahan:                   You know, we haven't really narrowed down a
                                    range. Certainly it'll be less than 50% and probably a lot less than that.

Mark Lawrence:                      Okay. Great.

Gary Whitlock:                      Hey, Mark -

Operator:                           Your next -

Gary Whitlock:                      Marc, let me answer your other question. I
                                    think the way I'd look at this is - let me just give you ranges, second, third, and fourth quarter. Second quarter and fourth quarter are ranges 20 to 30% and then the third quarter 50 to 60%. So those are sort of the levels that I would look at. Hope that's helpful.


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TEXAS GENCO HOLDINGS, INC.
ID# 9660771                                                              PAGE 12


Operator:                           Your next question comes from David Grumhaus
                                    of Copia Capital.

David Grumhaus:                     Good morning. Question in terms of your
                                    average price per megawatt hour that you realized in the first quarter for capacity payments and what you're sort of assuming in your guidance for the rest of the year.

David McClanahan:                   Actually if you look at the way that we sell
                                    power, we sell power based on capacity
                                    entitlements. We've locked in over 80% of our capacity entitlements through auctions to date, so we have a very clear vision into the rest of the year from a capacity entitlement revenue standpoint. I think the big unknown is really unforced and - or unplanned and forced outages. We make assumptions as we always have of about how our units will run. But it - we have a very clear picture at this stage because we've sold a lot of our revenue forward, our capacity forward.

David Grumhaus:                     What was that locked-in price for the first
                                    quarter?

David McClanahan:                   Well, of course it varies by the type of
                                    entitlement you sell.

David Grumhaus:                     Okay.

David McClanahan:                   We sell three types of base load
                                    entitlements. We sell three or four types of gas fired entitlements, so they're each different. The highest, as David said, is our nuclear capacity because it has the lowest energy price associated with it and the PUC options in for the summer were a little bit over $30 per KW per month. Our coal and lignite sold in the mid to high 20s as I recall. And some of those are in different zones in Texas. And it also depends on which zone you're in. Obviously gas-fired capacity sells for significantly less.

David Grumhaus:                     Okay. And when I think ahead to the April
                                    auction, will those prices be up
                                    significantly. I would assume they would.

David McClanahan:                   Our April auction was really only gas-fired.
                                    We sold some capacity in March and the
                                    capacity we sold in March came in above the levels that we sold last December.


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TEXAS GENCO HOLDINGS, INC.
ID# 9660771                                                              PAGE 13


David Grumhaus:                     Okay. Have you sold any power for next year
                                    yet forward?

David McClanahan:                   No. No, we have not. Not for 2004.

David Grumhaus:                     Okay. Thank you.

Operator:                           Your next question comes from Zach Schreiber
                                    of Duquesne Capital.

Zach Schreiber:                     Hi. It's Zach Schreiber from Duquesne
                                    Capital Management. Can you hear me?

David McClanahan:                   Yes. Good morning, Zach.

Zach Schreiber:                     Hi. I just want to follow-up on Paul
                                    Patterson's question. Is there any way you can sort of just break down for us? If we were to look at the first quarter, what the impact was of the outage of the other South
                                    Texas Project? How many megawatts that the South Texas Project is that was down in the first quarter. How many megawatts is South
                                    Texas Project number one, what kind of
                                    capacity factor are you assuming sort of 85, 90%? I would imagine if we could look at sort of, you know, the megawatt hours that you're not going to have what the margin erosion is, which I guess is what you're saying is it's about, you know, $12 or 13 per megawatt hour. I guess another question would be is if the marginal costs of these lignite units was $16 in the first place, why are they being held in reserve and not being sold on an interruptible basis to begin with.

                                    And then just on the positive side the sort of capacity auction side, it sounds like you've had a doubling in the capacity auctions on a year-over-year basis - I'm just trying to look at sort of the deltas in the negative side to deltas in the positive side that allow you sort of to maintain your full year guidance in spite of - you know, what looks like a pretty big negative on the opportunity cost side. Trying to put some numbers around the concepts that we've been sort of talking about.

David Tees:                         Okay. Let me - hopefully I'll remember all
                                    the questions, but the first one, I think, on the - we own 30.8% of the facility, which is two 1,250-megawatt units.

Zach Schreiber:                     Yes, sir.


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TEXAS GENCO HOLDINGS, INC.
ID# 9660771                                                              PAGE 14


David Tees:                         So we get 370 megawatts out of each unit.
                                    And you can pretty much, when they're in operation their fully loaded average over the last several years would be, up until we had these forced outages, would be around, when they're in operation 94% capacity factor.

Zach Schreiber:                     Okay. Is there any way I can do the
                                    arithmetic - I guess so, I mean, are you saying that the sort of margin erosion from a South Texas project on a per unit basis is just the delta between the nuclear and the coal and the lignite and coal?

David Tees:                         Yes. We sell entitlements in the four
                                    different zones in Texas and the nuclear is what we call the south base load product and we sell it at a certain energy cost and we have the Houston coal units and we have the lignite units in the north. And so the big delta there is serving nuclear with coal.

Zach Schreiber:                     And that 1,250 megawatts of reserve, how
                                    much of that is gas and how much of that is lignite and does the lignite cover 100% of the South Texas project unit that's down.

David Tees:                         Yes. We have 750 megawatts of base load
                                    Houston product that we keep in reserve and we have 500 megawatts of gas. So it covers the entire facility.

Zach Schreiber:                     And there no other contractual claims or any
                                    other claims on that 750 megawatts of base load Houston coal?

David Tees:                         No.

Zach Schreiber:                     Okay. And then on the revenue side can you
                                    just talk about in terms of these capacity auctions, I think you mentioned it looked like a doubling kind of in the low 20s in dollars per kW month in lignite and coal into low 30s on the nuclear and it was double the capacity auctions, you know, on a year over year basis. What was embedded in your original expectations of this $1.10, $1.30 and, you know, just what portion of your capacity are you effectively assuming will receive this higher capacity auction price. Is it just a portion that is contractually hedge there or is there some expectation that when the rest of the unhedged capacity comes to the capacity auctions or comes to market another way it will receive that pricing?

TEXAS GENCO HOLDINGS, INC.
ID# 9660771                                                              PAGE 15


David Tees:                         Now let me see if I can answer that. We have
                                    the Texas Public Utility Commission mandates that we sell 15% of all of our capacity and we have the option agreement with Reliant
                                    Resources in which the other 85% must be sold in the auctions less the 1,250 megawatts we keep in reserve. So we're selling all of our, excuse me, 100% of all of our products are put up for auction.

                                    As far as the - what we've seen in the
                                    differential on pricing, I can give you a couple of examples.

Zach Schreiber:                     Could you?

David Tees:                         Excuse me?

Zach Schreiber:                     Yeah, that'd be great.

David Tees:                         The - in 2003 in the March auction - and
                                    these number are all posted with the Texas
                                    Public Utility Commission. We furnish these publicly. In July - for July entitlements we sold base load Houston at $24.50. Last year in the March auction the same base load
                                    Houston product we sold for $11.25.

Zach Schreiber:                     And this is - and that's on dollars of
                                    revenue per kilowatt month.

David Tees:                         That's $11.25 per kilowatt month. And in the
                                    north in July this year we sold at $27 a kilowatt month in July and last year it was at $15.76. In the south, which is the nuclear we sold at July again at $32.75 kilowatt month versus 16.76 last year.

Zach Schreiber:                     And if we were to just look at all of your
                                    capacity we should just take this sort of break down of your capacity and allocate these different metrics to the nuclear - to the lignite in the different regions and then assume that the back up lignite can replace the nuclear. Is that the way to do it? I mean - you're not contractually precluded from the person or entity that bought you the power i.e. [UNINTELLIGIBLE] some green requirements of the state from replacing nuclear with lignite are you?

David McClanahan:                   Oh, no. I mean, we run our fleet as a
                                    portfolio. We serve our entitlements in the cheapest way we can.

TEXAS GENCO HOLDINGS, INC.
ID# 9660771                                                              PAGE 16


Zach Schreiber:                     Got it.

David McClanahan:                   And so we can - you know, this is our fleet
                                    to run and we run it on the most efficient way. Now what you have to remember though the summer months are the highest priced capacity months. You'll see lower cost, lower prices in the shoulder months than you do in the summer. So you have to have a full spectrum to be able to understand the full revenue impact. But I think it's safe to say that prices are up significantly as David indicated. We had anticipated in our guidance that prices would be up. We had anticipated forced outages because you have to be prudent. We're going to have forced outages. We know that. That's just the way power plants run. And we took all that into consideration in coming up with our earnings guidance.

                                    We have seen a little bit better capacity prices than we had originally anticipated, but, you know, we have some issues with South Texas that we need to have full clarity in and so at this stage, we still believe the $1.10 to $1.30 is appropriate.

Zach Schreiber:                     And - would that be - that would be
                                    appropriate for how long a prolonged outage for, you know, what you think now for the summer - so you can do that $1.10, $1.30 assuming this plant doesn't come back until Labor Day.

David McClanahan:                   Well, certainly our guidance contemplates
                                    based on what David said, that this plant wouldn't be returned until late summer. So certainly it would cover that.

Zach Schreiber:                     So it covers late summer. Thanks so much.

David McClanahan:                   Thank you.

Operator:                           Your next question comes from David Frank of
                                    Zimmer Lucas Partners.

David Frank:                        Oh, hi. Good morning.

David McClanahan:                   Morning, David.

David Frank:                        I just wanted to follow-up on Zach's
                                    questions here. Of the 750 megawatts of
                                    back-up base load generation I think you said 500

TEXAS GENCO HOLDINGS, INC.
ID# 9660771                                                              PAGE 17


                                    megawatts was gas and 250 lignite and coal.

David McClanahan:                   750 lignite and coal.

David Frank:                        It's 750 lignite coal.

David McClanahan:                   Correct.

David Frank:                        And then I thought I heard someone mention
                                    500 megawatts of gas somewhere.

David McClanahan:                   You did.

David Frank:                        Yes.

David McClanahan:                   We have 1250 in reserve, 750 is base load
                                    coal and lignite, 500 is gas. The fact is we even have more gas than that, but we have mothballed some of our gas units because we haven't sold them, but we could bring them back if we wanted to, but clearly we have 1250 total in reserve.

David Frank:                        In reserve. And then you have mothballed you
                                    have another, what is it? About 950?

David McClanahan:                   For the summer. We currently have about 3400
                                    in laid up state.

David Frank:                        Right.

David McClanahan:                   We'll bring some of those back for the
                                    summer because we've sold entitlements to those units, but we're not - we don't need and we haven't sold at least 900, a little over 900 megawatts of gas-fired power and so we'll leave it laid up.

David Frank:                        Okay. Well, I understand you're calling some
                                    back because at least on a cash flow basis it makes sense to run these units. So it looks like you have about 2100, 2200 megawatts in reserve if you needed it in total for the summer.

David McClanahan:                   Absolutely. The 1250 plus the 900, yes,
                                    that's right.

David Frank:                        Okay. And my other question is why would you
                                    sell any capacity forward for '04 or '05 if someone else is going to own those plans?

TEXAS GENCO HOLDINGS, INC.
ID# 9660771                                                              PAGE 18


                                    Is it just a prudent thing to do or are you afraid that, you know, Reliant if they needed probably greater than 50% of the capacity to meet their own POLR requirements -

David McClanahan:                   Well, obviously we don't know if Reliant
                                    Resources is going to buy this company or not or our interest in the company. We think it's prudent to do it. I think that there are lots of folks including Reliant
                                    Resources that are looking to buy some power for next year and beyond so I think overall it's just a prudent thing to do until they exercise their option we won't know if they're going to buy it or not.

David Frank:                        Oh, so they could be one of the large
                                    purchasers of the capacity for next year.

David McClanahan:                   Absolutely. As you know, Reliant Resources
                                    has a very large retail load right here in and around Houston, Texas where these plants operate. So I would expect that they would be a participant in any auctions we had like that. Yes.

David Frank:                        Okay. And my last question is, I guess,
                                    related to CenterPoint and that is can they book ECOM earnings on purchased megawatt hours or does that only the backup of ECOM only relate to megawatt hours that are actually physically generated?

David McClanahan:                   It's based on our generation, David.

David Frank:                        Okay. All right. Thank you very much.

David McClanahan:                   You're welcome.

Operator:                           Your next question comes from Debra Bromberg
                                    of Jeffries and Company.

Debra Bromberg:                     Hi. My questions were answered. Thank you.

David McClanahan:                   Thank you, Debra.

Marianne:                           All right. I think we're going to take a
                                    couple more questions and go ahead.

Operator:                           Your next question comes from Paul Cho of
                                    Steadfast Financial.

TEXAS GENCO HOLDINGS, INC.
ID# 9660771                                                              PAGE 19


Paul Cho:                           Hi. Can you hear me?

Marianne Paulsen:                   Yes. Yes, we can.

Paul Cho:                           Hi. I just have a few quick questions. How
                                    much - what was the megawatt hours generated in the first quarter versus last year?

David McClanahan:                   Let us get those numbers.

Paul Cho:                           And while you're looking those up I was
                                    wondering just going back to an earlier
                                    question, what was the realized capacity price in dollars per kilowatt month in the - this quarter versus the previous year.

David McClanahan:                   In the what quarter?

Paul Cho:                           In this quarter versus previous year.

David McClanahan:                   In the first quarter.

Paul Cho:                           Yep. And if you don't have that handy, what
                                    was your CFFO for the quarter?

David Tees:                         I'm getting it, just a second. The
                                    generation for this first quarter of '03 was about 9,267,000 megawatt hours.

Paul Cho:                           9.2 million

David Tees:                         And the pricings - let me just give you some
                                    examples - we'll look at say February the base load Houston -

Paul Cho:                           Actually what I was looking for - at the
                                    year-end results you gave sort of an all-in capacity price. I was wondering if you had that handy.

David McClanahan:                   You know, Paul, we don't.

Paul Cho:                           Oh, really.

David McClanahan:                   No. Not right now. We could try to get that.

TEXAS GENCO HOLDINGS, INC.
ID# 9660771                                                              PAGE 20


Paul Cho:                           All right. That's not a problem. How many
                                    megawatt hours did you sell in last year's first quarter?

David McClanahan:                   That we generated?

Paul Cho:                           That you sold.

David McClanahan:                   Well, there's a difference between selling
                                    and generating as you know.

Paul Cho:                           Right. I want to know how many you sold
                                    actually.

David Tees:                         Our generation in last year was about
                                    10,513,000 megawatt hours in the first
                                    quarter.

David McClanahan:                   That was the generation. He's asking - now
                                    how many did we actually sell? In the first quarter we sold of this year we sold 9.3 million, the first quarter of last year we sold 12.6 million.

Paul Cho:                           9.3 this quarter and last year was 12.6.

David McClanahan:                   Correct.

Paul Cho:                           Okay. And what was your cash flow from
                                    operations in the first quarter?

David McClanahan:                   I don't think we've disclosed that. It'll be
                                    in our 10Q when that comes out here very shortly.

Paul Cho:                           Okay. That's great. Thanks a lot for your
                                    time.

Marianne Paulsen                    Okay. I think we'll have time for one more
                                    question please.

Operator:                           Your last question comes from Jeff
                                    Chrzanowski from Deutsche Bank.

Jeff Chrzanowski:                   Hi. Good morning. I just have, I guess, a
                                    couple of questions surrounding operating expenses. I was hoping you might be able to put a - put some bounds on the potentially higher operating expenses for over budget that you may realize from this extended outage.

TEXAS GENCO HOLDINGS, INC.
ID# 9660771                                                              PAGE 21


David Tees:                         As far as the maintenance cost for doing the
                                    inspection and repair we're anticipating at this time somewhere in the $5 - 6 million range and so we would have 30% of that would be our portion of it.

Jeff Chrzanowski:                   Okay.

David Tees:                         As far as maintenance and the repair cost.

Jeff Chrzanowski:                   And that, I guess, that would be what
                                    perhaps is over what you have budgeted for that or is that primarily within what you expected it to be.

David Tees:                         That's over our budget.

Jeff Chrzanowski:                   Okay. And my -

David McClanahan:                   Of course, Jeff, you know, it's pretty early
                                    in the game, but that's an early estimate.

Jeff Chrzanowski:                   Okay. My second question, I guess, is also
                                    surrounding operating expenses. I was
                                    wondering if you could just review for me any upward pressure in operating expenses. I believe that you were expecting some higher insurance and pension costs and also what potential cost savings you expect to realize this year, too, because I know we'll be realizing some savings from the mothballing, but I have heard different numbers thrown out, perhaps 10 million, perhaps 20 million and I was wondering if you might be able to narrow that down for me.

David McClanahan:                   Yeah. Hang on just a second here. Let us -
                                    you know, the way we look at this is your pension - you're going to have higher pension and insurance cost certainly on the order of $20 million or so and we believe that we'll be able to offset those costs through the early retirement program we have, through the mothballing of units, things of that type. So we believe we can offset those costs. Now some of the incremental costs that we might incur in connection with the STP outage we have not figured out how to offset those yet.

Jeff Chrzanowski:                   Okay. Thank you very much.

TEXAS GENCO HOLDINGS, INC.
ID# 9660771                                                              PAGE 22


David McClanahan:                   You're welcome.

Marianne Paulsen:                   Okay. Well, thank you very much. What I
                                    would like to do before I close this call, is at the very beginning in my introductory remarks I'd said that we might - if we talk about EBIT that we had provided a reconciliation for that. In CenterPoint
                                    Energy's conference call we will be talking
                                    EBIT for the various segments including
                                    Texas Genco and in CenterPoint Energy's
                                    financial press release that we also issued this morning there is a reconciliation in that document in the financial statements, which we will post and have posted on our website at CenterPointEnergy.com.

                                    With that, I think I will close the call and thank you all for participating in the conference call this morning. And we appreciate your attention and support. So have a great day. Talk to you later. Thanks.

Operator:                           This concludes today's Texas Genco first
                                    quarter 2003 earnings release conference call. You may now disconnect.

[END OF REPORT]